UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2026

SHARONAI HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-43129	41-2349750
(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500, New York, NY	10151
(Address of Principal Executive Offices)	(Zip Code)

(347) 212-5075

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Supplemental Indenture

On August 21, 2026, following receipt of the requisite consents from holders of the Notes (as defined below), SharonAI Holdings Inc. (the “Company”), as issuer, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, entered into the First Supplemental Indenture, dated as of August 21, 2026 (the “First Supplemental Indenture”), to the Indenture, dated as of May 18, 2026 (the “Base Indenture”), governing the Company’s outstanding 6.00% Convertible Senior Notes due May 1, 2031 (the “Notes”).

Pursuant to the First Supplemental Indenture, the Base Indenture was amended to, among other things, (i) remove certain restrictive covenants applicable to the Company and its subsidiaries, including with respect to their ability to incur, maintain and repay indebtedness and grant liens securing indebtedness, and (ii) make other relevant conforming and technical amendments.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of August 21, 2026, by and among SharonAI Holdings Inc., the subsidiary guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

Date: August 26, 2026	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer